UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 24, 2013
Date of Report (Date of Earliest Event Reported)

Commission file number  –  001-10852

INTERNATIONAL SHIPHOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	36-2989662
(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation or organization)

11 North Water Street, Suite 18290	Mobile, Alabama	36602
(Address of principal executive offices)		(Zip Code)

(251) 243-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [ ]  Written communications pursuant to Rule 425 under the Securities Act
 [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 [ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 [ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02.    Results of Operations and Financial Condition.

On April 24, 2013, International Shipholding Corporation issued a press release reporting its financial results for the first quarter of 2013.  A copy of the press release is filed as exhibit 99.1 to this report.

Item 5.07.    Submission of Matters to a Vote of Security Holders

Our Annual Meeting of Stockholders was held April 24, 2013.  At the Annual Meeting, the Company’s stockholders (i) elected each of the eight persons listed below to serve as a director of the Company for a term that will continue until the next annual meeting of stockholders, (ii) ratified the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2013 fiscal year and (iii) approved, on a non-binding advisory basis, the Company’s executive compensation.

The matters voted upon and the results of the voting were as follows:

(1) Election of Board of Directors:

Nominee	Votes For	Votes Withheld	Broker Non-Vote
1. Kenneth H. Beer	4,920,937	154,093	1,602,050
2. Erik L. Johnsen	4,965,913	109,117	1,602,050
3. Niels M. Johnsen	4,967,741	107,289	1,602,050
4. H. Merritt Lane	4,974,227	100,803	1,602,050
5. Edwin A. Lupberger	4,915,526	159,504	1,602,050
6. James J. McNamara	4,461,623	613,407	1,602,050
7. Harris V. Morrissette	4,904,056	170,974	1,602,050
8. T. Lee Robinson	4,961,880	113,150	1,602,050

(2) Ratification of PricewaterhouseCoopers LLP, independent registered public accountants, as our independent auditors for the fiscal year ending December 31, 2013:

Shares Voted For	6,627,754
Votes Against	31,678
Abstentions	17,648

(3) Non-binding advisory vote on executive compensation:

Shares Voted For	4,903,283
Votes Against	149,827
Abstentions	21,917
Broker Non-Vote	1,602,053

Item 9.01.    Financial Statements and Exhibits.

(c)	Exhibit
Exhibit Number      Document
99.1	Press Release dated April 24, 2013

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL SHIPHOLDING CORPORATION

/s/ Manuel G. Estrada
_____________________________________________
Manuel G. Estrada
Vice President and Chief Financial Officer

Date   April 26, 2013